UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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TEAMSTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873

NOTICE OF
THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 22, 2009

Date, Time and Location

You are cordially invited to the Annual Meeting of Shareholders of TeamStaff, Inc., a New Jersey corporation to be held at the Holiday Inn, 195 Davidson Avenue, Somerset, New Jersey 08873, on April 22, 2009 at 9:00 a.m. local time (the “Annual Meeting”).

Agenda

The agenda for the Annual Meeting is as follows:

1. To elect two Class I Directors to hold office for a period of three years until 2012 or until a successor is duly qualified and elected; and

2. To transact such other business that may properly be brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date

The record date for the Annual Meeting is March 4, 2009. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. A list of these shareholders will be available for inspection at TeamStaff’s principal financial offices at 1 Executive Drive, Suite 130, Somerset, NJ 08873 for a period of ten days before the Annual Meeting.

Voting

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it in the enclosed envelope promptly to ensure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors

Victor J. DiGioia
Secretary

Dated: March 20, 2009

TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873

PROXY STATEMENT

Information Regarding Voting and Solicitation of Proxies

General

This Proxy Statement and the accompanying form of proxy are being furnished to you as a shareholder of TeamStaff, Inc., a New Jersey corporation (“TeamStaff” or the “Company”), in connection with the Annual Meeting of Shareholders to be held on April 22, 2009 at 9:00 a.m. at the Holiday Inn, 195 Davidson Avenue, Somerset, New Jersey 08873, and at any adjournment or postponement of that meeting (the “Annual Meeting”).

This Proxy Statement and the accompanying form of proxy will be first sent on or about March 20, 2009 to shareholders entitled to vote at the Annual Meeting.

Voting; Quorum and Revocability of Proxy

The Company’s common stock, par value $0.001 per share (“Common Stock”), is the only type of voting security issued and only holders of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Voting is on a non-cumulative basis. Only shareholders of record at the close of business on March 4, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 4,883,389 shares of the Company’s Common Stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Shares of TeamStaff’s Common Stock, represented by a properly executed proxy on the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR Proposal I — The election of two Class I Directors to hold office for a period of three years until 2012 or until their successors are duly elected and qualified.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and returning the enclosed voting instruction form in accordance with the instructions included at the address or telephone number shown on your voting instruction form or by providing other proper voting instructions to the registered owner of your shares. If you return your signed proxy in a timely manner, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR the proposal set forth in this Proxy Statement.

Election of directors is by plurality vote, with the nominees receiving the highest vote totals to be elected as directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

Any proxy may be revoked at any time before it is voted at the Annual Meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of TeamStaff either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of TeamStaff. Shareholders who hold their shares through a nominee or broker are invited to attend the Annual Meeting but must obtain a signed proxy from the broker in order to vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2009: Copies of this Proxy Statement, the form of Proxy and our 2008 Annual Report to Shareholders are available online at http://www.cstproxy.com/teamstaff/2009.

Solicitation of Proxies

TeamStaff will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff’s Common Stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report on Form 10-K

The Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2008, including financial statements, accompanies this Proxy Statement. Any reference in this Proxy Statement to the “year” or the “fiscal year” means TeamStaff’s fiscal year commencing October 1, 2007 to and including September 30, 2008 unless otherwise specifically indicated. The information set forth in this Proxy Statement is current as of the Record Date. TeamStaff will not undertake to specifically amend this Proxy Statement following the Record Date for any reason.

Principal Offices

The principal executive offices of TeamStaff are located at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873; TeamStaff’s telephone number is (866) 352-5304.

PROPOSAL I — ELECTION OF DIRECTORS

Board Structure and Nominees

Our Certificate of Incorporation provides for the classification of the Board into three classes of directors, each class as nearly equal in number as possible, but not less than one director, and each director to serve for a three-year term, staggered by class. The Certificate of Incorporation provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled.

The affirmative vote of a plurality of the votes cast, voting together as a single class at the Annual Meeting of Shareholders, is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any of our nominees for election as a director and other directors or executive officers of TeamStaff.

The terms of the Class I Directors expire at this Annual Meeting. The present Directors of TeamStaff nominated for re-election and election to TeamStaff’s Board of Directors as Class I Directors at the Annual Meeting are Messrs. T. Stephen Johnson and Peter Black. Both Class I Directors nominated for election at the Annual Meeting are currently serving as directors of TeamStaff and are standing for re-election.

Our Board of Directors is currently constituted as set forth in the following table. The Class I Directors are the only Directors nominated for election at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
MR. JOHNSON AND MR. BLACK AS CLASS I DIRECTORS.

		Director
		Continuously	Term
Name	Position with Company and Age	Since	Expires

	CLASS I — NOMINEES

T. Stephen Johnson	Chairman of the Board, 58	2001	2009
Peter Black	Director, 37	2005	2009

	CLASS II

Karl W. Dieckmann	Vice Chairman, 80	1990	2010
Frederick G. Wasserman	Director, 54	2007	2010
William H. Alderman	Director, 45	2007	2010

	CLASS III

Martin J. Delaney	Director, 66	1998	2011
Rick J. Filippelli	Director, President and	2007	2011
	Chief Executive Officer, 53

Business Experience of Board of Directors and Nominees

William H. Alderman joined the Board of Directors in January 2007. Mr. Alderman has over 15 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Since March 2001, Mr. Alderman has been the President of Alderman & Company where he represents some of the world’s most respected aerospace and defense companies. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE Capital, Aviation Sales Company, and most recently as Managing Director of the aviation investment banking practice of Fieldstone. Mr. Alderman received a MBA from J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School. Mr. Alderman is currently a director of Breeze-Eastern Corp.

Peter Black joined the Board of Directors in March 2005. For the past nine years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Mr. Black has initiated investments on Wynnefield’s behalf that span multiple industries. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 14% of our outstanding shares of common stock. Mr. Black is currently a director of Underground Solutions, Inc.

Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney served as a Senior Vice President of TeamStaff from January 2005 to December 2005. Mr. Delaney is an attorney and a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John’s University. He has been admitted to practice in New York State and federal courts.

Karl W. Dieckmann, a Director of TeamStaff since April 1990, had been Chairman of the Board from November 1991 until September 2001 and has been Vice Chairman since September 2001. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Signal Corporation (now Honeywell Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical — Fibers Division; Group General Manager — Fabricated Products Division; and General Manager — Plastics Division, as well as various positions with the Chemicals Division.

Rick J. Filippelli was appointed as our Chief Executive Officer, President and a member of our Board of Directors in January 2007. Mr. Filippelli also served as Vice President from September 2003 to January 2007 and as Chief Financial Officer of TeamStaff from September 2003 to October 2007. Prior to joining TeamStaff, Mr. Filippelli spent approximately two years as Chief Financial Officer of Rediff.com, a publicly traded global information technology company. From 1985 through 2001, Mr. Filippelli held various financial positions including that of Chief Financial Officer with Financial Guaranty Insurance Company (“FGIC”), a subsidiary of GE Capital. Prior to joining FGIC, Mr. Filippelli spent six years in public accounting including three years with the Big 4 firm of Ernst and Young. Mr. Filippelli holds a Bachelor of Science degree in Accounting from Brooklyn College and is a Certified Public Accountant as well as a member of the American Institute of Certified Public Accountants.

T. Stephen Johnson has been Chairman of the Board of TeamStaff since September 2001. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman Emeritus of Netbank, the largest and most successful Internet-only bank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr. Johnson is Chairman of the Board of Directo, Inc. a company specializing in providing financial services for un-banked individuals and Chairman of Atlanta Financial Corporation.

Frederick Wasserman joined the Board of Directors in January 2007. Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel North America in 2001. Prior to Goebel, Mr. Wasserman served as both the Interim President and full-time Chief Financial Officer of Papel Giftware from 1995 to 2001. Mr. Wasserman spent the first 13 years of his career in the public accounting profession. Mr. Wasserman also serves as a director of Acme Communications, Inc., Allied Defense Group, Inc., Breeze Eastern Corporation, Gilman + Ciocia, Inc., Crown Crafts, Inc. and AfterSoft Group, Inc.

Executive Officers

Set forth below is information regarding each of our executive officers as of the Record Date. Further information about Mr. Filippelli is presented above under the heading “Business Experience of Board of Directors and Nominees”.

Name	Age	Positions

Rick J. Filippelli	53	President, Chief Executive Officer and Director
Cheryl Presuto	44	Chief Financial Officer, Controller
Dale West	53	President, TeamStaff Rx
Kevin Wilson	43	President, TeamStaff Government Solutions, Inc.

Biographical Information

Cheryl Presuto was appointed to the position of Chief Financial Officer in October 2007. She also serves as the Company’s Controller, a position she has held since August 2004. Ms. Presuto previously served as TeamStaff’s Accounting Manager since January 2002. Prior to joining TeamStaff, Ms. Presuto spent four years with the newspaper division of Gannett, Inc., where she served as Accounting Manager and Assistant Controller. Prior to joining Gannett, Ms. Presuto held various accounting and consulting positions. Ms. Presuto holds a Bachelor of Science degree in Accounting from Fairleigh Dickinson University where she graduated summa cum laude.

Dale West was appointed as the President of TeamStaff Rx in September 2008. Previously, Ms. West was an independent consultant in the healthcare staffing sector from February 2008 to May 2008. From August, 1998 through July, 2002, Ms. West was Senior Vice President of RNNetwork, Inc. a healthcare staffing company and from July, 2002 through December, 2005, Ms. West served as the President of RNNetwork, Inc. Ms. West also was an owner and original founder of RNNetwork. At RNNetwork, Ms. West was responsible for overseeing all aspects of the travel nurse business. RNNetwork was acquired by CompHealth Group in January 2005. Previously, Ms. West worked at Hospital Staffing Services, Inc. from September, 1995 to August, 1998 as Director of Sales. Prior to that, Ms. West worked as Director of Operations at Allied Health Services, Inc. from 1992 to 1995.

Kevin Wilson was appointed as the President of TeamStaff GS in October 2008. Previously, Mr. Wilson served as the Director of TeamStaff GS from June 2007 through September 2008. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of Varec, Inc., where he was responsible for business development in the domestic and foreign defense markets. Prior to his tenure at Varec, Inc., from March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a BS in Business Marketing from Northwest Missouri State University.

Meetings of the Board of Directors; Independence and Committees

During the fiscal year ended September 30, 2008, the Board of Directors met on 16 occasions. Our Board of Directors determined that for the fiscal year ended September 30, 2008, Messrs. Alderman, Black, Dieckmann, Johnson and Wasserman satisfied the independence requirements within the meaning of Section 4200(a) (15) of the NASDAQ Marketplace Rules.

The Board of Directors has four standing committees:  Audit Committee, Management Resources and Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. These charters, and the Company’s corporate governance guidelines, are available at the Company’s website, www.teamstaff.com (click on Investors, then on Corporate Governance).

For the fiscal year ended September 30, 2008, a general description of the duties of the Committees, their members and number of times each Committee met were as follows:

Audit Committee.  A copy of the Audit Committee’s Amended and Restated Charter may be viewed on our website at www.teamstaff.com.  TeamStaff’s Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff’s independent auditors the year-end financial statements; and (iii) review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of TeamStaff’s independent auditors.

During the 2008 fiscal year and to the present, the members of our Audit Committee were and are Mr. Wasserman (Chair), Mr. Black and Mr. Dieckmann. Mr. Wasserman is also designated as our Audit Committee Financial Expert. During the 2008 fiscal year, all of the members of our Audit Committee were “independent” within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. From the fiscal year to the present, all of the members of our Audit Committee are “independent” within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2008, this Audit Committee met on five occasions.

Management Resources and Compensation Committee.  The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the “Compensation Committee”) may be viewed online on our website at www.teamstaff.com. The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of TeamStaff; evaluating and making decisions and recommendations regarding the compensation of the directors of the Company; and administration of TeamStaff’s 2006 Long Term Incentive Plan, its 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan. For the 2008 fiscal year and to the present, the members of the Management Resources and Compensation Committee were and are Mr. Black (Chair), Mr. Dieckmann and Mr. Johnson. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2008, this committee met on two occasions.

Nominating and Corporate Governance Committee.  The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.teamstaff.com.  Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the board of directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. For fiscal 2008 and to the present, the members of the Nominating and Corporate Governance Committee members were and are Mr. Alderman (Chair), Mr. Dieckmann and Mr. Johnson. At all times Messrs. Alderman, Dieckmann and Johnson satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2008, this committee met on two occasions.

Executive Committee.  The Board of Directors created an Executive Committee effective September 4, 2001. Executive Committee members are currently Mr. Karl W. Dieckmann and Mr. T. Stephen Johnson. Mr. T. Stephen Johnson serves as its chairman. This committee did not meet during the fiscal year ended September 30, 2008.

No member of the Board of Directors or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves.

Management Resources and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Peter Black (Chair), Mr. Karl W. Dieckmann and Mr. T. Stephen Johnson served on the Management Resources and Compensation Committee for the fiscal year ended September 30, 2008. There are no interlocks between TeamStaff’s Directors and directors of other companies and at all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules.

Nominating and Corporate Governance Matters

Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

•	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to TeamStaff’s decision-making process.

•	Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director’s performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. The Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations

Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, TeamStaff, Inc. Nominating and Corporate Governance Committee at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate referred to above in the section entitled “Nominating and Corporate Governance Matters.”

Additional Criteria for Notice of Shareholder Nominees

In accordance with our By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”); and (e) the consent of each nominee to serve as a director of the Company if so elected.

Shareholder Communications with the Board

Any shareholder may communicate with the Board of Directors in writing through the Company’s Corporate Secretary (at TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873) provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such shareholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).

Attendance at Annual Meetings

It is the Company’s policy that except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Shareholders. During the Annual Meeting of Shareholders held on April 17, 2008, all of our directors were present.

Code of Ethics

On June 20, 2003, TeamStaff distributed a company-wide Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Controller. Additionally, both the Codes were posted on TeamStaff’s internal intranet website and are available on TeamStaff’s Internet web address, www.teamstaff.com. These Codes were adopted by TeamStaff’s Board of Directors, and provide employees with a confidential method of reporting suspected Code violations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2008 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors, the Management Resources and Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the Board making the final determination with respect to executive compensation. The goal of our executive compensation program is to motivate and incentivize, as well as provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and certain of our other most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to herein as the Named Executive Officers.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

•	attract and retain talented and experienced executives necessary to achieve our strategic objectives in the highly competitive and dynamic industry in which we compete;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders by motivating executives to increase shareholder value;

•	to increase our long-term profitability and, accordingly, increase shareholder value; and

•	provide a competitive compensation package in which a significant portion of total compensation is determined by corporate and individual results and the creation of shareholder value; and foster a shared commitment among executives by coordinating their corporate and individual goals.

Our Executive Compensation Program

Our executive compensation consists of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. We structured cash incentive bonuses to be primarily tied to the achievement of predetermined Company and individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable fiscal year, at the time of or shortly following their engagement by our Company), on an individualized basis.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives in 2008 based on a number of factors including:

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	our executives’ performance during the fiscal year in general and as measured against predetermined Company and individual performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation and performance at our Company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation program. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

To understand the Company’s position within the marketplace for management talent and to assist it in making compensation decisions that will help us attract and retain a strong management team, the Management Resources and Compensation Committee reviews national compensation survey data, peer financial performance and compensation information, the Company’s financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives.

In order to assist the Committee in designing an overall effective compensation plan to reach its goals, the Committee retained BDO Seidman, LLP as an outside compensation consultant in 2006 to evaluate its programs and to assist it in establishing future guidelines for base salaries and other elements of the Company’s executive compensation program. Although the Committee has not subsequently retained a compensation consultant, the Committee utilized the recommendations of BDO Seidman, in conjunction with its business judgment based on its review of other publicly available data, in determining executive compensation for 2008. In conducting its analysis, the Management Resources and Compensation Committee reviewed compensation data from the following issuers that compete in one or more of our industry segments: AMN Healthcare Services, Inc., Cross Country Healthcare, Inc. and Medical Staffing Network Holdings, Inc.

Key Events Affecting Compensation Decisions in 2008

During fiscal 2008, the following significant events transpired which were considered by our Management Resources and Compensation Committee in making compensation decisions for our Named Executive Officers:

We reported income from continuing operations throughout the 2008 fiscal year for the first time since fiscal 2003.

Completion in January 2008 of the disposition of our per diem nurse staffing business located in Memphis, Tennessee pursuant to which we received a cash purchase price of $447,000 for the acquired business and related assets.

In March 2008, we entered into a $3,000,000 amended and restated loan and security agreement (the “Loan Agreement”) with Business Alliance Capital Company (“BACC”), a division of Sovereign Business Capital (the “Lender”). Under the Loan Agreement, the Lender agreed to provide a revolving credit facility to the Company in an aggregate amount of up to $3,000,000, subject to the further terms and conditions of the Loan Agreement. The loan is secured by a first priority lien on all of the Company’s assets. Previously in 2005, the Company and PNC Bank, National Association (“PNC”) had entered into a $8,000,000 revolving credit facility (“PNC Loan Facility”). Pursuant to the Loan Agreement, the Lender (i) acquired by assignment from PNC all right, title and interest of PNC under the PNC Loan Facility, the PNC note and related loan documentation, and (ii) restructured the PNC Loan Facility into a $3,000,000 three (3) year revolving credit facility. The loan is for a term of 36 months and matures on March 31, 2011. Interest on the loan accrues on the daily unpaid balance of the loan advances at a per annum rate of one-quarter (.25%) percentage point above the Prime Rate in effect from time to time, but not less than five and one-half percent (5.5%) per annum.

These events and transactions have strengthened our company and positioned us for future growth. For additional information regarding these transactions, see “Business” in Part I of this Annual Report. The successful completion of these transactions was taken into consideration in compensation decisions with respect to 2008, both by the Management Resources and Compensation Committee in its decisions relating to executive officer compensation and by the Chief Executive Officer in his decisions relating to other executives. The Management Resources and Compensation Committee believes that our senior management team achieved highly positive results during fiscal 2008.

Compensation Decisions

For the fiscal year ended September 30, 2008, our Named Executive Officers received base salaries and bonuses which the Management Resources and Compensation Committee believes reflected industry standards, prevailing compensation practices in similar companies with which TeamStaff competes for executive talent, the seniority and skill level of the executive officer, TeamStaff’s performance, and each executive officer’s contribution thereto. Base salaries and bonuses paid to our Named Executive Officers for the fiscal years ended September 30, 2008 and 2007 are as set forth in the table provided under the heading “Executive Compensation — Summary Compensation Table.”

Base Salary

Our approach is to pay our executives a base salary that is competitive with those of other executive officers in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be adjusted in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance and experience; (ii) our performance as a company; (iii) the functions performed by the executive officer; (iv) past salary; and (v) changes in the compensation peer group in which we compete for executive talent. Discretion is used to determine the weight given to each of the factors listed above and such weight may vary from individual to individual and the Management Resources and Compensation Committee may decline to assign relative weight or ranking to these factors, in its discretion. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and annual adjustments, if any, to the base salary of our Named Executive Officers are analyzed within the context of the terms and conditions of such employment agreements. Although evaluations of and recommendations as to base salary are made by the Management Resources and Compensation Committee and senior management, the ultimate determination is made by the Board of Directors. Salary levels for each of our Named Executive Officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

To the extent that we have entered into employment agreements with our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors. We have entered into employment agreements with our Chief Executive Officer and Chief Financial Officer, the terms of which are summarized below.

During the fiscal year ended September 30, 2007, the base salary of Mr. Filippelli averaged $253,932, reflecting an increase following his appointment as President and Chief Executive Officer. During the fiscal year ended September 30, 2008, the base salary of Mr. Filippelli averaged $280,000, representing an increase of approximately 9% over his 2007 base salary, which is consistent with our employment agreement with Mr. Filippelli. During the fiscal year ended September 30, 2008, the base salary of Ms. Presuto averaged $175,000. Ms. Presuto was not a named executive officer for our 2007 fiscal year.

Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance as measured against predetermined company and individual goals covering operations, business development and commercialization, and corporate and financial achievements. These goals are recommended by senior management to the Management Resources and Compensation Committee, and then by the Management Resources and Compensation Committee to the Board of Directors, at the beginning of each year. The goals are ultimately set by the Board of Directors. If a Named Executive Officer joined our Company during a particular year, these performance goals are established at the time of or shortly following such executive’s employment. The primary objective of our cash incentive bonuses is to motivate and reward our Named Executive Officers for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals that are specifically tailored for each executive. In addition, we may reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.

We establish the target amount of our cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time. At the end of each year, the Management Resources and Compensation Committee evaluates the performance of each executive officer and provides to the Board its recommendation for the amount of the cash incentive bonus to be paid to each such executive for that year, with the Board making the final determination as to the amount of the cash incentive bonus.

Under his employment agreement, Mr. Filippelli will also be entitled to a cash bonus of up to 70% of his annual base salary in the discretion of the Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements, as well as up to an additional $60,000 for exceeding certain performance and EBITDA requirements.

Under her employment agreement, Ms. Presuto will also be entitled to a cash bonus of up to 50% of her annual base salary in the discretion of the Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements, as well as up to an additional $30,000 for exceeding certain performance and EBITDA requirements.

For our 2008 fiscal year, Mr. Filippelli received a bonus of $196,000 which amount was earned under his employment agreement. For our 2008 fiscal year, Ms. Presuto received a bonus of $87,500 which amount was earned under her employment agreement. As noted above, the amount of the bonus paid to each Named Executive Officer also reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year. For our 2007 fiscal year, Mr. Filippelli received a bonus of $185,500 which amount was earned under his employment agreement. Ms. Presuto was not a named executive officer for our 2007 fiscal year.

Long-Term Equity Incentive Compensation

We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options and restricted stock awards in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of equity-based awards are designed to align the executive officer’s interest with that of our shareholders. To assist us in retaining executives and encouraging them to seek long-term appreciation in the value of our stock, the benefits of the awards generally are not immediately realizable by the grantee as the awards vest over a specified period, usually three years, and therefore an employee must remain with us for a specified period to enjoy the full potential economic benefit of an award. We may consider as one of a number of factors the level of an executive officer’s realizable compensation from awards granted in prior years when making decisions with respect to awards to be granted to that executive officer for the most recently ended fiscal year.

Based on the stage of our development and the incentives we are trying to provide to our executives, we have currently chosen to use restricted stock awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by us.

The Management Resources and Compensation Committee periodically reviews the number of vested and unvested equity awards held by Named Executive Officers and makes additional grants to these executives to provide greater incentives to continue employment with TeamStaff and to strive to increase shareholder value. Stock options typically have been granted to executive officers when the executive first joins TeamStaff, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. During the fiscal year ended September 30, 2008, the Management Resources and Compensation Committee made grants of restricted stock to executive officers, as described in the section entitled “Executive Compensation — Restricted Stock Grants in Last Fiscal Year.” The primary factors upon which specific grants made by the Management Resources and Compensation Committee during fiscal year 2008 were based are the executive’s past performance, anticipated future contribution, consistency within the executive’s peer group, prior option grants to the executive officer, the percentage of outstanding equity owned by the executive, the level of vested and unvested options, competitive market practices and the executive’s responsibilities and performance. The Management Resources and Compensation Committee does not set specific target levels for options or restricted stock granted to named executive officers or for the Chief Executive Officer but seeks to be competitive with similar companies.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price based on the market price of our common stock on the date of grant and are exercisable for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant with the balance then vesting in equal monthly installments over the following two year period. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive. Restricted stock awards are also subject to vesting requirements as determined by our Management Resources and Compensation Committee. For the restricted stock awards granted to our Named Executive Officers during the 2008 fiscal year, these awards vest as follows: one-third of the restricted shares vest on the date of grant, and the remaining shares vest in two equal annual installments on September 30, 2008 and 2009, upon satisfaction of the performance targets and other key objectives established by the Management Resources and Compensation Committee.

Options are generally exercisable for a limited period of time after termination of employment (other than termination for cause) if vested, subject to certain rights that were negotiated in connection with the employment agreements we entered into with our Named Executive Officers. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. Equity-linked compensation awards are made pursuant to our 2006 Long Term Incentive Plan (the “2006 Plan”). See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options and restricted stock awards. The exercise price of each stock option granted under the 2006 Plan is based on the fair market value of our common stock on the grant date and the Management Resources and Compensation Committee has set the exercise price of the options granted to our Named Executive Officers other than our Chief Executive Officer at a price greater than the fair market value in order to reinforce the incentive nature of the award.

In addition to periodically granting performance-based stock options, we also granted options to certain of our Named Executive Officers at the time of their hiring as an incentive to accept employment with us.

We granted Mr. Filippelli 32,500 shares of restricted stock in connection with the approval of the formal letter agreement, dated as of February 14, 2007, modifying his employment agreement following his appointment as President and Chief Executive Officer. Such restricted shares granted to Mr. Filippelli were subject to the following vesting schedule: (i) 7,500 shares vested on the grant date, (ii) 12,500 shares were to vest on September 30, 2008, subject to certain performance based vesting requirements, and (iii) 12,500 shares were to vest on September 30,

2009 subject to certain performance based vesting requirements. In connection with a new employment agreement with Mr. Filippelli, dated as of April 17, 2008, 25,000 unvested shares were cancelled and 41,250 shares of restricted stock were granted. Such restricted shares granted to Mr. Filippelli were subject to the following vesting schedule: (i) 13,750 shares vested on the grant date, (ii) 13,750 shares vested on September 30, 2008, which were subject to certain performance based vesting requirements, and (iii) 13,750 shares will vest on September 30, 2009 subject to certain performance based vesting requirements.

In connection with an employment agreement with Ms. Presuto, dated as of July 30, 2008, 30,000 shares of restricted stock were granted. Such restricted shares granted to Ms. Presuto were subject to the following vesting schedule: (i) 10,000 shares vested on the grant date, (ii) 10,000 shares vested on September 30, 2008, which were subject to certain performance based vesting requirements, and (iii) 10,000 shares will vest on September 30, 2009 subject to certain performance based vesting requirements.

Awards granted under our equity compensation plans are based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at other companies in the compensation peer group; (v) general corporate performance; (vi) the Chief Executive Officer’s recommendations; (vii) the current stock price; and (viii) individual contribution to the success of our financial performance. However, the plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Management Resources and Compensation Committee, in consultation with senior management and the Board of Directors, of the past as well as the anticipated future performance and responsibilities of the individual in question. Awards to executive officers are first reviewed and approved by the Management Resources and Compensation Committee, which then makes a recommendation for final approval by our Board of Directors. Option grants to executives other than the Chief Executive Officer are approved by the Management Resources and Compensation Committee based upon recommendations made by the Chief Executive Officer based upon the individual executive’s performance and market data relating to option grants to individuals occupying similar positions at comparably situated companies.

See the tabular disclosure presented below under the heading “Executive Compensation Tables — Grants of Plan-Based Awards in 2008” for a summary of the equity awards granted to our Named Executive Officers during fiscal 2008.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance and a 401(k) plan. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Generally, we do not provide any special reimbursement for perquisites, such as country clubs, corporate aircraft, living or security expenses, for our employees or for any executive officers.

Pension Benefits.  We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may elect to adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.

Nonqualified Deferred Compensation.  None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.

Severance and Change of Control Arrangements.  As discussed more fully in the section below entitled “Payments Upon Termination or Change in Control”, certain of our executive officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a company competing in a highly competitive and dynamic industry, such as ours.

Perquisites.  The Company generally does not provide its named executive officers with perquisites.

Policies Regarding Tax Deductibility of Compensation.  Within our performance-based compensation program, we aim to compensate the Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. We consider these requirements in our compensation determinations. The non-performance-based compensation paid in cash to our executive officers in the 2008 fiscal year did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in 2008 will exceed that limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Management Resources and Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Management Resources and Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of our company and our shareholders.

Subsequent to the fiscal year ended September 30, 2008, we entered into employment agreements with Kevin Wilson, the President of our TeamStaff GS subsidiary and Dale West, the President of our TeamStaff Rx subsidiary. Due to the timing of such appointments, these persons are not considered named executive officers for the purpose of this Compensation Disclosure and Analysis and the additional disclosures that follow in Item 11 of this Annual Report on Form 10-K. However, we have presented a summary of the material terms and conditions of our employment agreements with these officers below under the caption “Executive Compensation and Related Information — Employment Agreements with Other Executive Officers”.

Summary of Executive Compensation

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer and our Chief Financial Officer (the “Named Executive Officers”), during the two fiscal years ended September 30, 2008:

SUMMARY COMPENSATION TABLE

					Change in Pension
					Value and
					Nonqualified
					Deferred
					Compensation	All Other
		Salary	Bonus	Stock Awards	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)

Rick J. Filippelli,	2008	$280,000	$196,000	$100,796	$—	$4,495	$581,291
President and	2007	$253,920	$185,500	$60,433	$—	$3,199	$503,052
Chief Executive Officer
Cheryl Presuto,	2008	$175,000	$87,500	$57,433	$—	$3,394	$323,327
Chief Financial Officer

(1)	“Salary” is comprised of the cash salary paid to the Named Executive Officers during fiscal 2008 and 2007.

(2)	“Bonus” is comprised of cash awards made to the Named Executive Officers in the discretion of the Company’s Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements.

(3)	“Stock Awards” reflect the portion of restricted stock grants awarded to Named Executives Officers under the Company’s 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2008 and 2007 in accordance with the provisions of revised Statement of Financial Accounting Standards (“SFAS”) No. 123, (“FAS 123R”) Share-Based Payment.

(4)	“All Other Compensation” consists of compensation received from employer matching contributions to the Company’s 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each Named Executive Officer.

Additional Information.  The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2008 and provides a dollar amount for total compensation. Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Management Resources and Compensation Committee and/or the Board of Directors is required prior to our entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the Management Resources and Compensation Committee and are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of our Named Executive Officers for fiscal 2008 and the decisions made by the Management Resources and Compensation Committee relating to 2008 compensation, see “Compensation Discussion and Analysis” above. In addition, the Named Executive Officers earned or were paid the other benefits listed in the Summary Compensation Table and described in footnotes to the table. We have determined that Ms. Dale West, the President of TeamStaff Rx was not a Named Executive Officer for fiscal 2008 in light of the fact that she commenced employment with us on September 19, 2008. Similarly, Mr. Kevin Wilson, the President of TeamStaff GS is not considered a Named Executive Officer as his appointment to such position was made in October 2008, subsequent to our 2008 fiscal year end.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2008 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

All Other
Stock
		Estimated Future			Estimated Future			Awards:	All Other	Exercise	Grant Date
		Payments Under			Payments Under			Number of	Option	or Base	Fair
		Non-Equity Incentive			Equity Incentive			Shares of	Awards: Number of	Price of	Value of
		Plan Awards			Plan Awards			Stock or	Securities	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying Options	Awards	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Rick J. Filippelli	4/17/2008							41,250(1)			$115,500
Cheryl Presuto	7/30/2008							30,000(2)			$64,200

(1)	The restricted shares granted to Mr. Filippelli vest as follows: (i) 13,750 shares vest on the grant date; (ii) 13,750 shares will vest on September 30, 2008, subject to certain performance based vesting requirements; and (iii) 13,750 shares will vest on September 30, 2009 subject to certain performance based vesting requirements.

(2)	The restricted shares granted to Ms. Presuto vest as follows: (i) 10,000 shares vest on the grant date; (ii) 10,000 shares will vest on September 30, 2008, subject to certain performance based vesting requirements; and (iii) 10,000 shares will vest on September 30, 2009 subject to certain performance based vesting requirements.

Additional Information.  For information regarding the effect on the vesting and treatment of these stock awards on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control” and “Employment Agreements with Named Executive Officers” below. Each award of Restricted Stock to our Named Executive Officers in fiscal 2008 represents an award of Common Stock that is subject to certain restrictions, including restrictions on transferability. These Restricted Stock Awards were granted under our 2006

Plan. The restrictions lapse in accordance with the terms of the award agreement. Holders of shares of Restricted Stock have voting power and the right to receive dividends, if any, that are declared on those shares which are vested. The grants of Restricted Stock made to our Named Executive Officers vest as described in the footnotes to the above table. The 2006 Plan is administered by the Management Resources and Compensation Committee. The committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2006 Plan are generally only transferable to a beneficiary of a Plan participant upon his or her death. However, the committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation table and the Grants of Plan Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at September 30, 2008 with respect to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
							Equity Incentive	Equity Incentive
							Plan Awards:	Plan Awards:
	Number	Number				Market	Number of	Market or
	of	of			Number of	Value of	Unearned	Payout Value of
	Securities	Securities			Shares or	Shares or	Shares, Units	Unearned
	Underlying	Underlying			Units of	Units of	or Other	Shares,
	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Units or Other
	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	Rights That Have
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(2)

Rick Filippelli	12,500	—	$9.20	5/21/09	4,167	$28,335	13,750	$38,500
Cheryl Presuto	4,500	—	$7.84	11/04/09	1,667	$11,336	10,000	$21,400

(1)	Represents unvested portion of stock award granted on April 27, 2006 with a three year vesting schedule.

(2)	The market or payout value of stock awards reported in Columns (g) and (i) is computed by multiplying the number of shares of stock reported in Column (f) and (h) by the closing market price of our Common Stock on the last trading day of fiscal 2008.

(3)	Represents unvested portion of stock award granted to Mr. Filippelli on April 27, 2008 and Ms. Presuto on July 30, 2008 as part of their employment agreements. These unvested shares are subject to certain performance criteria for the fiscal year ended September 30, 2009.

Additional Information.  Each stock option grant reported in the table above was granted under, and is subject to, our 2000 Employee Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Payments Upon Termination or Change in Control” below. If a Named Executive Officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements With Named Executive Officers” above.

Restricted Stock Awards granted our Named Executive Officers were granted under the 2006 Plan. The stock awards held by our Named Executive Officers are subject to accelerated or continued vesting in connection with a change in control and upon certain terminations of employment, as described in more detail above under “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control.” For information regarding the effect on vesting on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Payments Upon Termination or Change in Control” below. This table does not reflect prior grants of restricted stock awards that are fully vested.

Options Exercised and Stock Vested

None of our Named Executive Officers exercised any stock options during the 2008 fiscal year. The following table shows the vesting of restricted stock awards for the year ended September 30, 2008, for each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on Vesting
Name	Exercise (#)	Exercise ($)	(#)	($)(1)

Rick J. Filippelli	—	—	31,666	$83,252
Cheryl Presuto	—	—	21,666	$50,415

(1)	Amounts reflect the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to our Named Executive Officers upon the termination of his employment or a change-in-control of our company.

Rick J. Filippelli

On June 30, 2005 TeamStaff entered into a twenty seven month employment agreement with Mr. Rick J. Filippelli, its Vice President and Chief Financial Officer. The term of the agreement commenced on June 30, 2005 and was scheduled to terminate on September 30, 2007. TeamStaff entered into a formal letter agreement dated and effective as of February 14, 2007 with Mr. Filippelli following his appointment on January 10, 2007 as President and Chief Executive Officer, which modified certain terms of his 2005 employment agreement. However, on April 17, 2008, we entered into a new employment agreement with Mr. Filippelli, the material terms of which are summarized below. The following description of this employment is qualified in its entirety by reference to the full text of such agreement. The employment agreement supersedes and replaces the letter agreement that the Company entered into with Mr. Filippelli dated as of February 14, 2007.

•	The employment agreement is for an initial term expiring September 30, 2009. Under the employment agreement, Mr. Filippelli will receive a base salary of $280,000. The term of the agreement is effective as of October 1, 2007. In the event we decide not to renew the agreement or if we and Mr. Filippelli are unable to reach agreement on the terms of a new agreement prior to the expiration date, Mr. Filippelli will be entitled to the severance payment described below.

•	Mr. Filippelli may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors. Mr. Filippelli will have an opportunity to earn a cash bonus of up to

70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Management Resources and Compensation Committee.

•	Grant of 41,250 shares of restricted common stock (after giving effect to the company’s 1 for 4 reverse split of its common stock which was effective as of April 21, 2008). The vesting schedule applicable to the restricted stock is as follows: 33.3% of the restricted shares vest on the date of the agreement, and the remaining shares vest in two equal annual installments on September 30, 2008 and 2009, upon satisfaction of the performance targets and other key objectives established by the Management Resources and Compensation Committee. However, in the event of a change in control, the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested and delivered to the Mr. Filippelli.

•	In the event of the termination of employment by us without “cause” or by Mr. Filippelli for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, Mr. Filippelli would also receive a pro-rata bonus, as described below.

•	In the event of the termination of his employment due to his death, Mr. Filippelli’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the maximum bonus Mr. Filippelli had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which the Mr. Filippelli was terminated.

•	If Mr. Filippelli’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

•	In the event that within 180 days of a “Change in Control” as defined in the employment agreement, (a) Mr. Filippelli is terminated, or (b) his status, title, position or responsibilities are materially reduced and Mr. Filippelli terminates his employment, we shall pay and/or provide to Mr. Filippelli, the following compensation and benefits:

(A)  we shall pay Mr. Filippelli, in lieu of any other payments due hereunder, (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 12 months, payable in equal installments on each of the company’s regular pay dates for executives during the twelve months commencing on the first regular executive pay date following the termination date; and

(B)  The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Mr. Filippelli under any of our plans, or under any other incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable. Further, any such options shall be deemed amended to provide that in the event of termination after a change of control, the options shall remain exercisable for the duration of their term.

•	In addition, upon the effective date of an event constituting a change of control, we shall pay Mr. Filippelli, in one lump sum within 5 upon the first day of the month immediately following such event, an amount equal to his then current base salary. Mr. Filippelli shall be entitled to such payment whether or not his employment with the company continues after the change of control.

•	Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Filippelli.

•	Pursuant to the employment agreement, Mr. Filippelli is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

Cheryl Presuto

On July 30, 2008, we entered into an employment agreement with our Chief Financial Officer, Cheryl Presuto, the material terms of which are summarized below. The following description of this employment agreement is qualified in its entirety by reference to the full text of such agreement.

•	The employment agreement is for an initial term expiring September 30, 2009. Under the employment agreement, Ms. Presuto will receive a base salary of $175,000. The term of the agreement is effective as of October 1, 2007. In the event the Company decides not to renew the agreement or if the Company and Ms. Presuto are unable to reach agreement on the terms of a new agreement prior to the expiration date, Ms. Presuto will be entitled to the severance payment described below.

•	Ms. Presuto may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors. Ms. Presuto will have an opportunity to earn a cash bonus of up to 50% of her base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Management Resources and Compensation Committee.

•	Grant of 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-third of the restricted shares vest on the date of the agreement, and the remaining shares vest in two equal annual installments on September 30, 2008 and 2009, upon satisfaction of the performance targets and other key objectives established by the Management Resources and Compensation Committee. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested and delivered to Ms. Presuto.

•	In the event of the termination of employment by us without “cause” or by Ms. Presuto for “good reason,” as those terms are defined in the employment agreement, or in the event her employment is terminated due to her disability, she would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, she would also receive a pro-rata bonus, as described below.

•	In the event of the termination of her employment due to her death, Ms. Presuto’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the maximum bonus Ms. Presuto had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which she was terminated.

•	If Ms. Presuto’s employment is terminated by us for “cause” or by her without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation.

•	In the event that within 180 days of a “Change in Control” as defined in the employment agreement, (a) Ms. Presuto is terminated, or (b) her status, title, position or responsibilities are materially reduced and she terminates her employment, the Company shall pay and/or provide to her, the following compensation and benefits:

(A)  The Company shall pay Ms. Presuto, in lieu of any other payments due hereunder, (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 12 months, payable in equal installments on each of the Company’s regular pay dates for executives during the twelve months commencing on the first regular executive pay date following the termination date; and

(B)  The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Ms. Presuto under any of the Company’s plans, or under any other incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable. Further, any such options shall be deemed amended to provide that in the event of termination after a change of control, the options shall remain exercisable for the duration of their term.

•	In addition, upon the effective date of an event constituting a change of control, the Company shall pay Ms. Presuto, in one lump sum upon the first day of the month immediately following such event, an amount equal to her then current base salary. Ms. Presuto shall be entitled to such payment whether or not her employment with the Company continues after the change of control.

•	Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Ms. Presuto.

•	Pursuant to the employment agreement, Ms. Presuto is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

Employment Agreements with Other Executive Officers

Subsequent to the year ended September 30, 2008, we entered into employment agreements with Kevin Wilson, the President of our TeamStaff GS subsidiary and Dale West, the President of our TeamStaff Rx subsidiary and such persons are not considered named executive officers for the purpose of this Compensation Disclosure and Analysis. The material terms and conditions of each of these employment agreements are summarized below. The following descriptions of these employment agreements are qualified in their entirety by reference to the full text of such agreements.

Kevin Wilson

On October 3, 2008, we entered into an employment agreement with Mr. Kevin Wilson, the President of our TeamStaff GS subsidiary. The employment agreement is for an initial term expiring September 30, 2010. Under the employment agreement, Mr. Wilson will receive a base salary of $200,000. The term of the agreement is effective as of October 1, 2008. Mr. Wilson may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors and will have an opportunity to earn a cash bonus of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Chief Executive Officer. Thirty percent of the bonus shall be based on achieving revenue targets, sixty percent shall be based on achieving EBITDA targets, and ten percent shall be based on achieving corporate goals established by the Chief Executive Officer. Additional terms of his agreement are as follows:

•	Grant of 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-third of the restricted shares vest on the date of the agreement; one-third vest on September 30, 2009, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer for fiscal 2009; and one-third vest on September 30, 2010, upon the satisfaction of the performance targets determined for fiscal 2010. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested.

•	In the event of the termination of employment by us without “cause” or by Mr. Wilson for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, he would also receive a pro-rata bonus, as described below.

•	In the event of the termination of his employment due to his death, Mr. Wilson’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the lesser of (i) $75,000, and (ii) the Targeted Bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which his employment was terminated. If his employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

•	In the event that within 90 days of a “Change in Control” as defined in the employment agreement, (a) Mr. Wilson is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, we shall pay and/or provide to him the following compensation and benefits: (A) (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 6 months, payable in equal installments on each of the Company’s regular pay dates for executives during the six months commencing on the first regular executive pay date following the termination date; and (B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Mr. Wilson shall be deemed void and all such awards shall be immediately and fully vested.

•	In addition, in the event the Company serves a “Notice of Retention” and Mr. Wilson diligently performs his duties during the “Retention Period” (as those terms are defined in the employment agreement), the Company shall pay him, in one lump sum on the first day of the month immediately following the month in which the Retention Period ends, an amount equal to 50% of his then current base salary. In the event the Company fails to serve a Notice of Retention, the Company shall pay him in one lump sum on the first day of the month immediately following the change of control, an amount equal to 50% of his then current base salary.

•	Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code.

•	Pursuant to the employment agreement, Mr. Wilson is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

Dale West

On December 3, 2008, we entered into an employment agreement with Ms. Dale West, the President of our TeamStaff Rx subsidiary. The employment agreement is for an initial term expiring September 30, 2010. Under the employment agreement, Ms. West will receive a base salary of $200,000. The term of the agreement is effective as of October 1, 2008. Ms. West may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors and will have an opportunity to earn a cash bonus (“Targeted Bonus”) of up to 70% of her base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Chief Executive Officer. Thirty percent (30%) of the bonus shall be based on achieving revenue targets, sixty percent (60%) shall be based on achieving EBITDA targets, and ten percent (10%) shall be based on achieving corporate goals established by the Chief Executive Officer. Additional terms of her agreement are as follows:

•	Grant of 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-half vest on September 30, 2009, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer for 2009; and one-half vest on September 30, 2010, upon the satisfaction of the performance targets determined for 2010. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested.

•	Ms. West will be eligible to receive a quarterly stock bonus equal to $12,500 of the Company’s common stock at the end of each calendar quarter of employment for satisfaction of performance criteria and other key objectives established by the Chief Executive Officer, provided that the first two quarterly bonuses shall be deemed earned if she is continuously employed by the Company during such quarters and shall not be conditioned on the achievement of any other performance criteria. Such shares of common stock will be valued on the last trading day of each quarter and shall be deemed vested and earned on the first business day following the close of the quarter.

•	In the event of the termination of employment by us without “cause” or by Ms. West for “good reason,” as those terms are defined in the employment agreement, or in the event her employment is terminated due to her disability, she would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, she would also receive a pro-rata bonus, as described below.

•	In the event of the termination of her employment due to her death, Ms. West’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the lesser of (i) $75,000, and (ii) the Targeted Bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which she was terminated. If her employment is terminated by us for “cause” or by her without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation.

•	In the event that within 90 days of a “Change in Control” as defined in the employment agreement, (a) Ms. West’s employment is terminated, or (b) her status, title, position or responsibilities are materially reduced and she terminates her employment, the Company shall pay and/or provide to her, the following compensation and benefits: (A) (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 6 months, payable in equal installments on each of the Company’s regular pay dates for executives during the six months commencing on the first regular executive pay date following the termination date; and (B) the conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Ms. West shall be deemed void and all such awards shall be immediately and fully vested.

•	In addition, in the event the Company serves a “Notice of Retention” and Ms. West diligently performs her duties during the “Retention Period” (as those terms are defined in the employment agreement), the Company shall pay her, in one lump sum on the first day of the month immediately following the month in which the Retention Period ends, an amount equal to 50% of her then current base salary. In the event the Company fails to serve a Notice of Retention, the Company shall pay her in one lump sum on the first day of the month immediately following the Change in Control, an amount equal to 50% of her then current base salary.

•	Notwithstanding the foregoing, if the payments due in the event of a Change in Control would constitute an “excess parachute payment” as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code.

•	Pursuant to the employment agreement, Ms. West is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements. In addition, Ms. West was provided an advance to reimburse her for living expenses not to exceed $3,200 in any month or $36,000 in the aggregate.

Stock Option Plans

2000 Employee Stock Option Plan

In the fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Employee Plan to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff’s common stock to all employees, including senior management. The 2000 Employee Plan replaced the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Employee Plan, options granted there under may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Code, or options which do not so qualify (“Non-ISO’s”). As of September 30, 2008, there were 17,000 options outstanding under the 2000 Employee Plan.

The 2000 Employee Plan is administered by the Management Resources and Compensation Committee designated by the Board of Directors. The Management Resources and Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Employee Plan and to establish and amend rules and regulations relating thereto. Under the 2000 Employee Plan, the exercise price of an option designated, as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Employee Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year shall not exceed $100,000. The Management Resources and Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Management Resources and Compensation Committee can also permit the payment of the exercise price in the common stock of the Company held by the optionee for at least six months prior to exercise.

2000 Non-Executive Director Option Plan

In fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Non-Executive Director Plan (the “2000 Non-Executive Director Plan”) to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the 2000 Non-Executive Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September 1st, pro rata, based on the time the director has served in such capacity during the previous year. The 2000 Non-Executive Director Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The 2000 Non-Executive Director Plan replaced the previous director plan that expired in April 2000.

Under the 2000 Non-Executive Director Plan, the exercise price for options granted under the 2000 Non-Executive Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in such Plan, the exercise price of options granted under the 2000 Non-Executive Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2000 Non-Executive Director Plan, expires five (5) years from the date of grant. The Compensation Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Compensation Committee will make all determinations of the interpretation of the 2000 Non-Executive Director Plan. Options granted under the 2000 Non-Executive Director Plan are not qualified for incentive stock option treatment. As of September 30, 2008, there were 15,625 options held by directors outstanding under the 2000 Non-Executive Director Plan.

Effective January 19, 2007, the 2000 Non-Executive Director Plan was suspended due to a change in the compensation terms for non-employee Board members. For additional information regarding our director compensation policy, see below under the caption “Director Compensation”.

2006 Long Term Incentive Plan

The Board of Directors adopted the 2006 Long-Term Incentive Plan on January 17, 2006. The shareholders approved the 2006 Long Term Incentive Plan at the annual meeting on April 27, 2006. The Company reserved an aggregate of 5,000,000 shares of common stock for issuance under the 2006 Long Term Incentive Plan. The maximum number of shares of common stock that may be delivered to participants under the 2006 Long-Term Incentive Plan equals the sum of: (a) 5,000,000 shares of common stock; (b) any shares subject to awards granted under the 2000 Employee Plan and the 2000 Non-Executive Director Plan (collectively, the “2000 Plans”), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans. As of September 30, 2008, there were 214,166 shares of common stock granted pursuant to awards under the 2006 Long Term Incentive Plan.

Administration.  The 2006 Long Term Incentive Plan is administered by the Compensation Committee. The 2006 Long Term Incentive Plan authorizes the Compensation Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Long Term Incentive Plan as the Committee deems appropriate.

Terms and Conditions of Awards.  The Compensation Committee is authorized to make any type of award to a participant that is consistent with the provisions of the Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards.

Subject to the terms of the 2006 Long Term Incentive Plan, the Compensation Committee determines the provisions, terms and conditions of each award. The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the company’s favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the Plan). The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the company. Each option granted under the Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant.

Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the Committee over a performance period as prescribed by the Committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. “Performance measures” means criteria established by the Committee from time to time prior to granting the performance shares or cash awards.

Exercise Price.  The Plan authorizes the Compensation Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The Committee has the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the Committee.

Option Repricing Prohibited.  The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

Pension Benefits

None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Payments Upon Termination or Change-in-Control

The discussion and tables below reflect the estimated benefits that would be paid or accrue to each of the Named Executive Officers in the event of the following hypothetical scenarios:

•	termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of a company;

•	termination for cause;

•	upon an executive’s disability; or

•	in the event of the executive’s death.

Background and Assumptions.  In this section, we provide estimates of amounts that may become payable to our Named Executive Officers under their employment agreements as a result of a termination of employment under specific circumstances, as well as estimates regarding the value of other benefits they may become entitled to receive as a result of such termination. For example, such other benefits typically include, with respect to outstanding equity awards, continuation or acceleration of vesting. For a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation for good reason and/or is in connection with a change in control. As prescribed by applicable SEC rules, in estimating the amount of any potential payments to Named Executive Officers under their employment agreements and the value of other benefits they may become entitled to receive, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on September 30, 2008, that the price per share of Common Stock is $2.47, the closing price per share on September 30, 2008, the last trading day of our 2008 fiscal year. We have also treated the right to continue to vest in awards as accelerated to September 30, 2008 for purposes of this disclosure only.

Rick J. Filippelli

Death or Disability.  Pursuant to the terms of his employment agreement, if Mr. Filippelli’s employment is terminated as a result of his death, Mr. Filippelli or his estate, as applicable, would receive any accrued but unpaid compensation, continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date and payment of a “Pro Rata Bonus”, which is defined as an amount equal to the maximum bonus Mr. Filippelli had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which Mr. Filippelli was terminated. If Mr. Filippelli’s employment is terminated as a result of disability, Mr. Filippelli or his estate, as applicable, would receive any accrued but unpaid compensation, a severance payment of 12 months of base salary, continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date and a pro rata bonus as described above. Further, in the event of a termination due to his death or disability, Mr. Filippelli’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause.  If Mr. Filippelli’s employment is terminated for cause or he terminates his employment with out good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date, otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason.  If Mr. Filippelli’s employment is terminated by the company without cause, or by him for good reason, or if either (1) we fail to timely notify him or our intent to renew his agreement or (2) after providing such notice, we fail to reach an agreement on a new employment agreement with him prior to the expiration date, then we would be obligated to pay Mr. Filippelli his accrued but unpaid compensation, a severance payment of 12 months of base salary and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date.

Change of Control.  Upon the effective date of a “change of control” (as defined in Mr. Filippelli’s employment agreement), we would be obligated to pay him, in one lump sum payment an amount equal to his then current base salary. He would be entitled to such payment whether or not his employment with the Company continues after the change of control. In addition, in the event of a change of control, if within 180 days of a change of control, Mr. Filippelli is terminated, or his status, title, position or responsibilities are materially reduced and Mr. Filippelli terminates his employment, we would be required to pay and/or provide him with: (i) accrued but unpaid compensation; (ii) continuation benefits; and (iii) severance pay equal to base salary for a period of 12 months payable in equal installments on each of the Company’s regular pay dates for executives. In addition, all incentive awards, including restricted stock, stock options and granted performance shares or units shall be immediately and fully invested. Further, any such options shall be deemed amended to provide that in the event of termination after a change of control, the options shall remain exercisable for the duration of their term. Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Filippelli.

Employee Covenants.  In his employment agreement, Mr. Filippelli agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Filippelli also agreed, during the term of the agreement and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Filippelli agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

Cheryl Presuto

Payments and benefits due to Ms. Presuto upon the termination of her employment or in the event of a change of control are the same as described above for Mr. Filippelli.

2000 Employee Plan

Corporate Transactions.  Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the 2000 Employee Plan, but subject to any determination by our Board of Directors to provide otherwise, each outstanding option shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby and shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by our shareholders of an approved transaction; (b) a control purchase; or (c) a board change, as each such term is defined in the 2000 Employee Plan.

Termination of Employment.  If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by in an award agreement, if a grantee’s employment or service terminates on account of death or disability, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution.

Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

2006 Long Term Incentive Plan

Termination and Change in Control Provisions.  Unless the Management Resources and Compensation Committee determines otherwise at the time of grant with respect to a particular award granted under the 2006 Long Term Incentive Plan, in the event of a termination of service for any reason other than for cause or a termination of service in connection with a Change in Control as defined in such Plan: (i) any options and stock appreciation rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any restricted stock outstanding as of the date such Change in Control occurs will lapse, and such restricted stock will become free of all restrictions and limitations and become fully vested and transferable; (iii) all performance awards outstanding as of the date such Change in Control occurs will be considered to be earned and payable in full, or at such other level as may be specified in the applicable award agreement between the participant and the Company, and any deferral or other restriction will lapse and such performance awards will be immediately settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any other awards outstanding as of the date such Change in Control occurs will lapse, and such other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

Termination by Reason of Death or Disability.  Unless otherwise determined by the Committee, if a participant’s service is terminated by reason of death or disability, any option held by such person will vest in full and remain exercisable until (i) in the case of a Nonstatutory Stock Option, the first anniversary of such termination of service and (ii) in the case of an Incentive Stock Option, the earlier of (A) the first anniversary of such termination or (B) the expiration of the stated term of such option.

Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if a participant’s service is terminated by reason of retirement (as defined in such Plan, any option held by such person may thereafter be exercised by such person to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine, until the earlier of (i) the third anniversary of such termination of service or (ii) the expiration of the stated term of such option.

Other Terminations.  Unless otherwise determined by the Committee: (i) if a participant is terminated for cause all options held by such person will immediately terminate; (ii) if a participant is terminated by the Company for any reason other than death, disability, retirement or for cause, any option held by such person may, to the extent it was exercisable at the time of termination, be exercised until the earlier of (A) 90 days from the date of such termination or (B) the expiration of the stated term of the option; and (iii) if a person voluntarily terminates his or her service with the Company (other than for retirement), any option held by such person may, to the extent it was exercisable at the time of termination, be exercised until the earlier of (A) 30 days from the date of such termination or (B) the expiration of the stated term of the option.

2000 Non-Executive Director Plan

Corporate Transactions.  Notwithstanding any contrary installment period with respect to any option and unless the Board of Directors determines otherwise, each outstanding option granted under the 2000 Non-Executive Director Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event: (i) the Board of Directors (or, if approval of the shareholders is required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of shares of common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan for the liquidation or dissolution of the Company; or (ii) any person, corporation or other entity (a) shall purchase any common stock (or securities convertible into the Company’s common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of Directors; or (iii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

Termination of Service.  In the event of the termination of service of a non-executive director, options shall terminate on the earlier of the expiration date or the date seven months following the date of termination of service as a director. If termination of service is due to director’s death, the option shall terminate on the earlier of the expiration date or twelve months following the date of death.

Termination Scenario Summary Tables

The amounts shown in the tables below assume that the noted triggering event occurred on September 30, 2008. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (without cause or following change-in-control)
As of Year Ended September 30, 2008(1)

	Termination Without Cause(2)				Termination Following Change-in-Control(3)
		Estimated	Estimated			Estimated	Estimated
		Value of	Value of			Value of	Value of
Name of	Cash	Continued	Accelerated		Cash	Continued	Accelerated
Executive	Payments	Benefits($)	Equity Awards		Payments	Benefits	Equity Awards
Officer	($)(4)	(5)	($)(6)	Total ($)	($)(4)	($)(5)	($)(6)	Total ($)

Rick J. Filippelli	$280,000	$16,034	$50,490	$346,524	$560,000	$16,034	$50,490	$626,524
Cheryl Presuto	$175,000	$14,257	$31,311	$220,568	$350,000	$14,257	$31,311	$395,568

(1)	This table provides information for each continuing Named Executive Officer. All references to base salary and annual target bonus refer to the amounts described above under “Summary of Executive Employment Agreements and Compensatory Terms.”

(2)	If we terminate the executive without cause, or the executive resigns for good reason as defined in his executive employment agreement (as described above), the executive will be entitled to receive the compensation as shown in the table

(3)	If we terminate the executive’s employment without cause, or if the executive resigns for good reason as defined in his executive employment agreement, in either case within 180 days following a change of control, then the executive will be entitled to receive in lieu of other termination compensation the amounts listed as shown in the table, plus any accrued but not yet paid salary. In addition, upon the effective date of a change of control, the executive will also be entitled to receive in 12 equal monthly payments an amount equal to his then current base salary. Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of the named executive officer.

(4)	Cash payments consist of severance payments (which may include payment of bonuses) as determined under the Named Executive Officer’s employment agreement.

(5)	The estimated value of continued benefits in effect on the termination date for a period of up to 12 months.

(6)	Estimated value of accelerated vesting of stock options represents the expense as calculated in accordance with FAS123(R). For the purposes of this tabular presentation, we have assumed that the performance-based vesting conditions of the restricted stock awards granted to the Named Executive Officers have not occurred and that following termination of employment for the reasons contemplated in this table, such awards remain unvested but outstanding. The fair market value of the restricted stock awards as of September 30, 2008 was $2.47 based on the closing price of the company’s common stock as reported on the Nasdaq National Market on such date.

Potential Payments on Disability or Death
As of Year Ended September 30, 2008

	Disability(1)				Death(2)
	Cash		Estimated		Cash
	Payments	Estimated	Value of		Payments	Estimated	Estimated
	(includes	Value of	Accelerated		(includes	Value of	Value of
Name of	base salary	Continued	Equity		bonus	Continued	Accelerated
Executive	and bonus)	Benefits	Awards		only)	Benefits	Equity Awards
Officer	($)(3)	($)(4)	($)(5)	Total ($)	($)(3)	($)(4)	($)(5)	Total ($)

Rick J. Filippelli	$476,000	$16,034	$50,490	$542,524	$196,000	$16,034	$50,490	$262,524
Cheryl Presuto	$262,500	$14,257	$31,311	$308,068	$87,500	$14,257	$31,311	$133,068

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of 180 consecutive days, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, we will continue the executive’s base salary (less any short term disability payments the executive receives from our company) in accordance with the terms of his employment agreement. In the event the executive becomes disabled, options will vest in full and remain exercisable (i) in the case of nonstatutory stock options until the first anniversary of such termination, and (ii) in the case of an incentive stock options, the earlier of (A) the first anniversary of the date of death and (B) the expiration of the stated term of the incentive stock option; provided, however, that if the executive dies within such period, notwithstanding the expiration of such period, any unexercised stock option may thereafter be exercised (i) in the case of nonstatutory stock options for a period of one year from the date of death, and (ii) in the case of an incentive stock options, until the earlier of the (A) first anniversary of the date of death and (B) the expiration of the stated term of the incentive stock option. In the event of an executive’s disability, any unvested shares of restricted stock will immediately become fully vested.

(2)	An executive’s employment will terminate automatically upon death. We will pay the executive’s accrued compensation through the date of death and his pro rated bonus for the fiscal year in which his death occurred, to his stated beneficiary. Upon the executive’s death, options will vest in full and remain exercisable (i) in the case of nonstatutory stock options until the first anniversary of such termination, and (ii) in the case of an incentive stock options, the earlier of the first anniversary of the date of death and the and the expiration of the stated term of the incentive stock option. In the event of an executive’s death, any unvested shares of restricted stock will immediately become fully vested.

(3)	Cash payments consist of severance payments (which may include payment of bonuses) as determined under the Named Executive Officer’s employment agreement.

(4)	The estimated value of continued benefits in effect on the termination date for a period of up to 12 months.

(5)	Estimated value of accelerated vesting of stock options represents the expense as calculated in accordance with FAS123(R). For the purposes of this tabular presentation, we have assumed that the performance-based vesting conditions of the restricted stock awards granted to the Named Executive Officers have not occurred and that following termination of employment for the reasons contemplated in this table, such awards remain unvested but outstanding. The fair market value of the restricted stock awards as of September 30, 2008 was $2.47 based on the closing price of the company’s common stock as reported on the Nasdaq National Market on such date.

Director Compensation

Effective January 19, 2007, the Board of Directors changed the compensation terms for non-employee Board members. The Board agreed to forego all cash compensation in lieu of restricted stock grants. Each non-employee Board member will receive an initial grant under the Company’s 2006 Long-Term Incentive Plan of 3,750 shares of restricted stock following the 2007 annual meeting of shareholders. Additionally, for each Board committee on which such non-employee Board member serves, the Board member will receive a grant of 625 shares of restricted stock following the 2007 annual meeting of shareholders. Fifty percent (50%) of all such shares of restricted stock shall vest when the volume-weighted average share price of the Company’s common stock over any 20 consecutive trading days exceeds the price on the date of grant by 20%, with the remaining fifty percent (50%) vesting one year thereafter. Future annual grants shall be determined by the Company’s Compensation Committee. Non-employee Board members also receive reimbursement of their Board-related travel, cell phone and similar expenses.

Effective as of October 1, 2007, our Board determined to reinstitute a cash compensation policy for non-executive directors. Accordingly, our non-executive directors are compensated as follows.

•	The annual director fee for our non-executive directors is $15,000;

•	the Chairman of Board and the Audit Committee Chairman shall receive an additional $3,500 per year;

•	the Vice Chairman of the Board, Chairman of the Management Resources and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee shall each receive an additional $2,500 per year;

•	each non-executive director shall be awarded an annual grant of 3,750 shares of restricted common stock pursuant to the Company’ 2006 Long Term Incentive Policy following the Company’s annual meeting of shareholders held in 2008, provided that such award shall vest as follows: (A) 50% of the Award shall vest when the volume-weighted average share price over any 20 consecutive trading days exceeds the price per share of common stock on the date of grant by 20%; and (B) 50% of the Award shall vest one year from the vesting specified in (A) above;

•	each non-executive director shall be eligible for an additional annual grant of 1,250 shares of restricted stock for each committee membership held by a non-executive director following the Company’s annual meeting to be held in 2008, with such under the Company’s 2006 Long Term Incentive Plan, with such additional award to be fully vested on the date of grant;

•	Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

In addition, on February 12, 2009, our Board approved an increase in the cash fees payable to our non-executive directors from $15,000 to $20,000 per annum, effective as of such date. A summary of non-executive director compensation for the year ended September 30, 2008 is as follows:

Summary of Non-Executive Director Compensation

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name (1)(3)(4)	($)	($)(2)	($)	($)	($)	($)	($)

T. Stephen Johnson	$18,500	$8,175				$1,057	$27,732
Karl W. Dieckmann	$17,500	$10,900				$1,683	$30,083
William H. Alderman	$17,500	$2,725				$417	$20,642
Peter Black	$17,500	$5,450				$—	$22,950
Martin J. Delaney	$16,750	$—				$523	$17,273
Frederick G. Wasserman	$18,500	$2,725				$—	$21,225

(1)	As of September 30, 2008, each director had the following number of Director Plan options outstanding: Mr. Johnson — 3,750; Mr. Dieckmann — 3,750; Mr. Alderman — 0; Mr. Black — 3,125; Mr. Delaney — 2,500; Mr. Wasserman — 0.

(2)	Grant date fair value of restricted stock awards on the date of grant was based on a fair market value of our common stock as reported on the Nasdaq National Market. The closing price of our common stock on October 3, 2007 was $0.84 (pre-split basis) and on May 30, 2008 was $2.18. Restricted stock awards are subject to vesting requirements as described in the narrative disclosure above.

(3)	On October 3, 2007, the Board granted an aggregate of 30,000 shares of restricted stock to the non-executive directors as follows: Mr. Johnson — 5,000 shares; Mr. Dieckmann — 6,250 shares; Mr. Alderman — 4,375 shares; Mr. Black — 5,000 shares;Mr. Delaney — 5,000 shares; and Mr. Wasserman — 4,375 shares.

(4)	On May 30, 2008, the Board granted an aggregate of 36,250 shares of restricted stock to the non-executive directors as follows: Mr. Johnson — 7,500 shares; Mr. Dieckmann — 8,750 shares; Mr. Alderman — 5,000 shares; Mr. Black — 6,250 shares;Mr. Delaney — 3,750 shares; and Mr. Wasserman — 5,000 shares.

Report of The Management Resources And Compensation Committee of The Board Of Directors

The following report has been submitted by the Management Resources and Compensation Committee of the Board of Directors:

The Management Resources and Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Management Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended September 30, 2008, as filed with the SEC.

The foregoing report was submitted by the Management Resources and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Peter Black, Chair
Karl W. Dieckmann
T. Stephen Johnson

Report of the Audit Committee of The Board of Directors

The Audit Committee report, with respect to the audit of TeamStaff’s financial statements as of and for the year ended September 30, 2008, is as follows. The Audit Committee hereby states that it:

•	reviewed and discussed the audited financial statements with TeamStaff’s management;

•	discussed with TeamStaff’s independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

•	has received from the registered independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (i) a written disclosure, indicating all relationships, if any, between the registered independent accountant and its related entities and the Company and its related entities which, in the registered independent accountants’ professional judgment, reasonably may be thought to bear on the registered independent accountants’ independence, and (ii) a letter from the registered independent accountants confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the registered independent accountants their independence from the Company; and

•	recommended to the Board of Directors of TeamStaff, on the basis of the foregoing statements, that the audited financial statements be included in TeamStaff’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the SEC.

The Audit Committee:

Frederick Wasserman, Chair
Karl W. Dieckmann
Peter Black

The presentation of this report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.

Independent Public Accountants; Fees Paid

The Audit Committee has retained Withum, Smith + Brown, P.C. (“Withum”) to serve as our independent accountants for the fiscal year ending September 30, 2009. The audit services provided by Withum consists of examining financial statements, reviewing filings with the SEC, and consulting in regard to various accounting matters as permitted under the Sarbanes-Oxley Act of 2002. Representatives of Withum are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The following table presents the total fees paid for professional audit and non-audit services rendered by our independent auditors for the audit of our annual financial statements for the years ended September 30, 2008 and September 30, 2007, and fees billed for other services rendered by our independent auditors during those periods.

	Fiscal Years Ended September 30,
	2008	2007 (5)

Audit Fees (1)	$170,000	$137,000
Audit-Related Fees (2)	—	1,000
Tax Fees (3)	106,000	99,000
All Other Fees (4)	13,000	26,000

Total	$289,000	$263,000

(1)	Audit services consist of work performed in the examination of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including attest services and consultation regarding financial accounting and/or reporting standards.

(2)	Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

(3)	Tax services consist of all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)	Other services consist of services not captured in the other categories, principally audit services for the Company’s 401(k) plan.

(5)	The Company changed auditors on July 11, 2007. Interim fees billed by our current auditors through September 30, 2007 were $59,000 and $9,000 for audit and tax service fees, respectively.

Our Audit Committee has determined that the services provided by our independent auditors and the fees paid to them for such services has not compromised the independence of our independent auditors.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent auditor to the Audit Committee for approval. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Shareholders are not being asked to approve the selection of independent accountants for the fiscal year ending September 30, 2009 because such approval is not required under our Certificate of Incorporation or By-laws.

On July 11, 2007, TeamStaff, Inc. dismissed Lazar, Levine & Felix, LLP (“Lazar”) as the Company’s independent registered public accounting firm and engaged Withum as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2007. The Company’s decision to change its independent registered public accounting firm was the result of a competitive bidding process involving several accounting firms, including Lazar. The decision to dismiss Lazar and engage Withum was made and approved by the Audit Committee of the Board of Directors of TeamStaff. The reports of Lazar on the financial statements of the Company for the fiscal years ended September 30, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended September 30, 2006 and 2005, and through July 11, 2007, there were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Lazar would have caused them to make reference thereto in their reports on the financial statements of the Company for such years. During the Company’s fiscal years ended September 30, 2006 and 2005, and through July 11, 2007, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date with respect to each director, each named executive officer, and directors and executive officers of TeamStaff as a group, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff’s voting securities. As of the Record Date, TeamStaff had 4,883,389 shares of common stock outstanding. The figures stated below are based upon Schedule 13Ds, Schedule 13D/As, Form 3s, and Form 4s filed with the Securities and Exchange Commission by the named persons.

	Number of Shares Currently	Percent of Company’s
Name and Address	Owned (1)	Outstanding Stock

William H. Alderman (2) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	5,688	*
Peter Black (3)(13)(14)(15)(16) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	13,500	*
Martin J. Delaney (4) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	17,432	*
Karl W. Dieckmann (5) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	35,231	*
Rick J. Filippelli (6) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	55,833	1.14%
T. Stephen Johnson (7) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	77,877	1.59%
Frederick G. Wasserman (8) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	9,063	*
Cheryl Presuto (9) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	27,833	*
Kevin Wilson (10) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	10,000	*
Dale West (11) c/o TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873	7,353	*
Bernard J. Korman (12)
2129 Chestnut Street
Philadelphia, PA 19103	729,146	14.93%
Wynnefield Capital Management, LLC (13)
450 Seventh Ave
New York, NY 10123	760,950	15.58%
Wynnefield Capital Inc. (14)
450 Seventh Ave
New York NY 10123	428,072	8.77%

	Number of Shares Currently	Percent of Company’s
Name and Address	Owned (1)	Outstanding Stock

Wynnefield Capital Inc. Profit Sharing Plan (15)
450 Seventh Ave
New York, NY 10123	25,000	*
Channel Partnership II, L.P. (16)
450 Seventh Ave
New York, NY 10123	12,500	*
Hummingbird Value Fund (17)
460 Park Avenue, 12th Floor
New York NY 10022	145,060	2.97%
Hummingbird Microcap Value Fund (18)
460 Park Avenue, 12th Floor
New York NY 10022	129,340	2.65%
All officers and directors as a group (8) persons (2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 13, 14, 15, 16)	1,486,331	30.09%

*	Less than 1 percent.

1.	Ownership consists of sole voting and investment power except as otherwise noted.

2.	Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to vesting requirements. Includes 1,250 shares of restricted stock that are vested.

3.	Includes options to purchase 3,125 shares of TeamStaff’s common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 2,500 shares of restricted stock that are vested. Mr. Black is a member of the Company’s Board of Directors and is an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

4.	Includes options to purchase 2,500 shares of TeamStaff’s common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements.

5.	Includes options to purchase 3,750 shares of TeamStaff’s common stock. Includes 5,000 unvested shares of restricted stock which may vest within 60 days. Excludes 5,000 shares of restricted stock which are unvested and subject to vesting requirements. Includes 5,000 shares of restricted stock that are vested.

6.	Includes options to purchase 12,500 shares of TeamStaff’s common stock. Includes 43,333 shares of restricted stock which are vested. Excludes 87,917 shares of restricted stock which are unvested and subject to vesting requirements.

7.	Includes an aggregate of 36,947 shares owned by or on behalf of certain of the holder’s family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 3,750 shares of TeamStaff’s common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 3,750 shares of restricted stock that are vested.

8.	Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to vesting requirements. Includes 1,250 shares of restricted stock that are vested.

9.	Includes options to purchase 4,500 shares of TeamStaff’s common stock. Includes 23,333 shares of restricted stock which are vested. Excludes 51,667 shares of restricted stock which are unvested and subject to vesting requirements.

10.	Excludes 60,000 shares of restricted stock which are unvested and subject to vesting requirements. Includes 10,000 shares of restricted stock which are vested.

11.	Excludes 70,000 shares of restricted stock which are unvested and subject to vesting requirements. Includes 7,353 shares of restricted stock which are vested.

12.	Beneficial ownership is based on Schedule 13D filed with the SEC.

13.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

14.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/A, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

15.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/A, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

16.	Beneficial ownership is based upon Schedule 13D, Schedule 13D/A, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

17.	Beneficial ownership is based upon Schedule 13D filed with the SEC.

18.	Beneficial ownership is based upon Schedule 13D filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information concerning employment and severance agreements with, and compensation of, our present executive officers and directors, see “Executive Compensation.” The Directors’ Plan provides that directors, upon joining the Board, and for one year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal shareholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our Board of Directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a shareholder. Our Board of Directors consults with legal counsel to ensure that our Board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules.

Our Board of Directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our directors, other than Rick Filippelli (our Chief Executive Officer), are independent directors under the applicable guidelines noted above. Our Board of Directors has four committees: the Audit Committee, the Management Resources and Compensation

Committee, the Nominating and Corporate Governance Committee and the Executive Committee. All of the members of our Audit, Nominating and Corporate Governance and Management Resources and Compensation Committees meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our shareholders reside, if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its shareholders as it reduces the volume of duplicate information received at a shareholder’s house and helps reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instructions forms.

Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to Corporate Secretary, TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873.

SHAREHOLDER PROPOSALS

By-law Provisions.  In accordance with our By-laws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to Corporate Secretary, TeamStaff, Inc., 1 Executive Drive, Suite 130, Somerset, New Jersey 08873.

Eligibility to Submit a Proposal.  Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

Inclusion in Next Year’s Proxy Statement.  Notwithstanding the Company’s By-law provisions cited above, a shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on November 20, 2009.

Presentation at Meeting.  For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on November 20, 2009 and advises shareholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on February 3, 2010.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO SECRETARY, TEAMSTAFF, INC., 1 EXECUTIVE DRIVE, SUITE 130, SOMERSET, NEW JERSEY 08873. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of Common Stock of TeamStaff entitled to vote at the Annual Meeting of Shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia,
Secretary

March 20, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

TEAMSTAFF, INC.
VOTING BY TELEPHONE OR INTERNET
IS QUICK ««« EASY ««« IMMEDIATE
As a stockholder of TeamStaff, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 21, 2009.

To Vote Your Proxy by Internet		To Vote Your Proxy by Phone		To Vote Your Proxy by Mail
1 (866) 894-0537
www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING
ELECTRONICALLY OR BY PHONE.
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

1.	ELECTION OF DIRECTORS:	FOR	WITHHOLD AUTHORITY

	(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	☐	☐

(01) T. STEPHEN JOHNSON AND
(02) PETER BLACK
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDI- CATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2009.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TEAMSTAFF, INC.
     The undersigned appoints Rick J. Filippelli and T. Stephen Johnson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TeamStaff, Inc. held of record by the undersigned at the close of business on March 4, 2009 at the Annual Meeting of Stockholders of TeamStaff, Inc. to be held on April 22, 2009 or at any adjournment thereof.
(Continued, and to be marked, dated and signed, on the other side)